Exhibit 99.1

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS AT SEPTEMBER 30, 2009 AND DECEMBER 31, 2008, AND

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME, AND CASH FLOWS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	Note	September 30,	December 31,
		2009	2008
		US$	US$

Assets

Current assets:
Cash and cash equivalents		3,650,005	1,029,710
Accounts receivable		1,847	68,972
Amount due from director	6	5,509	19,904
Prepayments and other current assets		1,464,691	1,385,225
Income tax recoverable		-	16,449
Inventories	5	5,912,890	12,975,877
Total current assets		11,034,942	15,496,137

Property, plant and equipment, net		4,707,043	4,968,798
Land use right, net		657,950	667,000

Total assets		16,399,935	21,131,935

Liabilities and shareholders’ equity

Current liabilities:
Short term borrowings	7	1,418,626	-
Accounts payable		5,650,626	12,157,940
Dividend payable to Original Shareholders		-	757,456
Other payables and accrued expenses	8	557,856	373,831
Income tax payable		693,473	-
Total current liabilities		8,320,581	13,289,227

Shareholders’ equity:
Paid-in capital (Common stock, HK$1 at par value; 10,000 shares authorized and issued)	9	1,287	1,287
Additional paid-in capital	10	1,238,636	1,238,636
PRC statutory reserves	11	804,376	802,428
Retained earnings		5,341,127	5,127,736
Accumulated comprehensive income		693,928	672,621
Total shareholders’ equity		8,079,354	7,842,708

Total liabilities and shareholders’ equity		16,399,935	21,131,935

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Note	2009	2008	2009	2008
		US$	US$	US$	US$

Revenue	3	7,446,817	6,531,375	37,892,598	18,679,751

Cost of revenue		(4,330,429)	(5,232,164)	(29,046,957)	(14,064,084)
Gross profit		3,116,388	1,299,211	8,845,641	4,615,667

Selling and administrative expenses		(247,760)	(260,724)	(967,763)	(690,730)
Operating income		2,888,628	1,038,487	7,877,878	3,924,937
Interest income		5,356	2,098	7,070	5,538
Interest expenses		(21,524)	(27,347)	(57,307)	(74,226)
Exchange gains, net		-	-	-	261,219
Income before income taxes		2,852,460	1,013,238	7,827,641	4,117,468

Income taxes	4	(712,677)	(236,239)	(1,955,596)	(1,026,003)
Net income		2,139,783	776,999	5,872,045	3,091,465

Comprehensive Income:

Net income		2,139,783	776,999	5,872,045	3,091,465
Other comprehensive income:
Foreign currency translation adjustment		12,905	19,432	21,306	318,558
Comprehensive income		2,152,688	796,431	5,893,351	3,410,023

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months
	Ended September 30,
	2009	2008
	US$	US$
Cash flows from operating activities:
Net income	5,872,045	3,091,465
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	295,453	290,050
Amortization of land use right	10,662	10,424
Loss on disposal of property, plant and equipment	2,693	4,904
Changes in operating assets and liabilities:
Accounts receivable	67,245	49,089
Amount due from director	14,429	58,870
Prepayments and other current assets	(76,049)	(757,550)
Inventories	7,089,399	(6,248,976)
Accounts payable	(6,532,140)	3,936,636
Other payables and accrued expenses	182,987	(114,611)
Income tax payable	709,453	(95,568)
Net cash provided by operating activities	7,636,177	224,733
Cash flows from investing activities:
Purchase of property, plant and equipment	(24,524)	(43,918)
Dividend paid to shareholders	(6,412,334)	-
Net cash used in investing activities	(6,436,858)	(43,918)
Cash flows from financing activities:
Advance/(Repayment) of bank borrowings	1,417,608	(42,864)
Net cash provided/(used in) by financing activities	1,417,608	(42,864)
Effect of exchange rate changes	3,368	101,410
Net increase in cash and cash equivalents	2,620,295	239,361
Cash and cash equivalents, beginning of year	1,029,710	1,471,358
Cash and cash equivalents, end of period	3,650,005	1,710,719

Supplementary information	US$	US$
Interest received	7,069	5,538
Interest paid	57,307	74,226
Tax paid	1,246,143	1,119,829
Non-cash transaction - Issuance of share capital	1,287	1,287

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1	Organization and principal activities

Hongkong Chenxin International Development Limited (“Chenxin” or the “Company”) was incorporated in Hong Kong on September 29, 2008. Chenxin is a wholly-owned subsidiary of Fresh Generation Overseas Limited (“Fresh Generation”), a company incorporated in the British Virgin Islands (“BVI”). Fresh Generation’s sole shareholder is a Canadian resident, who holds Fresh Generation’s shares by a trust on behalf of the Original Shareholders.

Fuqing Guanwei Plastics Industry Company Limited (“Guanwei”) was incorporated in Fuzhou city, Fujian Province, the People’s Republic of China (“PRC”) on April 9, 2005 as a wholly domestic-owned enterprise with an operating period up to April 8, 2055.  Guanwei was owned by a group of PRC family members (the “Original Shareholders”) on incorporation.

On November 22, 2008, the Company entered into an agreement of Plan of Reorganization (“the Plan”) with the Original Shareholders of Guanwei, pursuant to which the Company had issued 10,000 authorized shares of common stock of the Company to the Original Shareholders in exchange of 100% of the registered and fully paid up capital of Guanwei. The closing date of this exchange transaction was December 23, 2008. Guanwei was changed to a foreign-owned enterprise on December 23, 2008 after the change in shareholding. The ultimate controlling party remains as the Original Shareholders both before and after the Plan, and considered that their controls are not transitory, then the Plan involving entities or businesses under common control existed, merger accounting is considered as an appropriate accounting policy for common control combination.

The principal activity of the Company and Fresh Generation is investment holding. The principal activity of Guanwei is engaged in manufacturing and distribution of Low Density Polyethylene (“LDPE”) and the sales of scrap materials, including plastic.

2	Summary of significant accounting policies

(a)	Basis of Presentation

The unaudited condensed consolidated financial statements of the Company as of September 30, 2009 and for the three and nine months ended September 30, 2009 and 2008 have been prepared in accordance with generally accepted accounting principles of interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for annual financial statements. However, the information included in these interim financial statements reflect all adjustments (consisting solely of normal recurring adjustment) which are, in the opinion of management, necessary for the fair presentation of the consolidated financial position and the consolidated results of operation. Results shown for interim periods are not necessarily indicative of the results to be obtained for the full year. The condensed consolidated balance sheet information as of December 31, 2008 was derived from the audited consolidated financial statements included in this Form 8-K.

(b)	Foreign Currency Translations and Transactions

Chenxin maintains its books and accounting records in United States Dollar (“US$”). The primary currency of the economic environment in which the operations of Chenxin are conducted is Renminbi (“RMB”). RMB is therefore considered as Chenxin’s “functional currency”.

Chenxin’s wholly-owned subsidiary, Guanwei maintains its books and accounting records in RMB, being the functional currency. RMB, the national currency of the PRC, is the primary currency of the economic environment in which the operation of Guanwei is conducted currently or to be conducted in the future. RMB is therefore considered as the “functional currency” of Guanwei.

Guanwei uses the “Current rate method” to translate its financial statements from RMB into US$, as required under the Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation” issued by the Financial Accounting Standard Board (“FASB”). The assets and liabilities of Guanwei are translated into US$ using the rate of exchange prevailing at the balance sheet date. The capital accounts are translated at the historical rate. Adjustments resulting from the translation of the balance sheets of Guanwei from RMB into US$ are recorded in shareholders’ equity as part of accumulated comprehensive income. The statement of income and comprehensive income is translated at average rates during the reporting period. Gains or losses resulting from transactions in currencies other than the functional currencies are recognized in net income for the reporting periods. The statement of cash flows is translated at average rates during the reporting period, with the exception of issue of share and payment of dividends which are translated at historical rates. Due to the use of different rates for translation, the figures in the statement of changes in cash flows may not agree with the differences between the year end balances as shown in the balance sheets.

(c)          Revenue Recognition

Revenue from sales of manufactured LDPE is recognized when persuasive evidence of an arrangement exists, delivery of the goods has occurred, customer acceptance has been obtained, which means the significant risks and ownership have been transferred to the customer, the price is fixed or determinable and collectability is reasonably assured.

Sales of scrap materials are recognized on the same basis as sales of LDPE.

Interest income is recognized on a time proportion basis, taking into account the principal amounts outstanding and the interest rates applicable.

(d)          Related Parties

Entities are considered to be related to the Group if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Group.  Related parties also include principal owners of the Group, its management, members of the immediate families of principal owners of the Group and its management and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.  A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

 (e)         Recent Accounting Pronouncements

In May 2009, the FASB issued ASC 855-10, “Subsequent Events” (ASC 855-10).  SFAS No. 165 provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855-10 is applicable for interim or annual periods after June 15, 2009.  The application of ASC 855-10 is not expected to have a material effect on the Group’s financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”. This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities. This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. The guidance provided in this Update is effective for the first reporting period (including interim periods) beginning after issuance. The adoption of this Update did not have a significant impact to the Company’s financial statements.

3	Revenue

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	US$	US$	US$	US$

Sales of manufactured LDPE	7,286,446	5,975,805	29,934,625	17,727,197
Sales of scrapped materials, including plastic	160,371	446,254	7,957,973	952,554
	7,446,817	6,422,059	37,892,598	18,679,751

4	Income taxes

No provision for Hong Kong profits tax has been made as the Company has no assessable profits for tax purposes during the year.

Guanwei provides for PRC Enterprise Income Tax (“PRC – EIT”) at a rate of 25% (for the nine months ended September 30, 2008: 25%), after offsetting losses brought forward, if any, on the basis of its income for financial reporting purposes, adjusting for income and expense items which are not assessable or deductible for PRC- EIT.

Income before income taxes:

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	US$	US$	US$	US$

PRC – EIT	2,852,460	1,013,238	7,827,641	4,117,468

The provision for income taxes consists of:

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	US$	US$	US$	US$
Current tax expenses:
PRC - EIT	712,677	236,239	1,955,596	1,026,003

The principal reconciling items from income tax computed at the statutory rate and at the effective income tax rate are stated as follows:

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	US$	US$	US$	US$

Computed tax at the PRC statutory rate (25%)	713,115	253,310	1,956,910	1,029,367
Non-taxable items	(438)	-	(1,314)	-
Non-deductible items
Others		(17,071)	-	(3,364)
Total provision for income tax at effective tax rate	712,677	236,239	1,955,596	1,026,003

No provision for deferred taxation has been made in the consolidated financial statements as there were no significant temporary differences arising during each of the periods or at the balance sheet dates.

5	Inventories

	September 30, 2009	December 31, 2008
	US$	US$

Raw materials	4,735,680	12,878,051
Work in progress	40,877	35,657
Finished goods	1,136,333	62,169
	5,912,890	12,975,877

6	Amount due from director

		September 30, 2009	December 31, 2008
	Notes	US$	US$

Cash held by Chen Min, Guanwei’s director	(a)	4,219	18,614
Share proceeds due from Yu Banks Po Fung, a director and shareholder of Chenxin	(b)	1,290	1,290
		5,509	19,904

(a) The balance represents cash held by a director on behalf of the Group for the Group’s daily operation, which is unsecured, interest-free and repayable on demand. The amount was repaid in September 2009.

(b) The balance represents cash contribution made by the shareholder, who is also the director of Chenxin for the incorporation of the Company in Hong Kong. The amount is unsecured, interest-free and repayable on demand.

7	Short term borrowings

The secured bank loan bears interest at a fixed rate of 5.94% per annum in 2009.The maturity date is January 18, 2010.

8	Other payables and accrued expenses

Other payables and accrued expenses mainly represent VAT payable, deposits received from customers and accruals for operating expenses.

9	Paid-in capital

Paid-in capital represents the issued share capital of Chenxin at incorporation on September 29, 2008 which was a receivable from the Company’s director.

10	Additional paid-in capital

Date	Paid up to Guanwei by Original Shareholders in form of:	September 30, 2009 US$	December 31, 2008 US$

April 6, 2005	Cash	619,318	619,318
January 10, 2006	Injection of property, plant and equipment and land use right	619,318	619,318
		1,238,636	1,238,636

11	PRC statutory reserves

Under the relevant PRC laws and regulations, Guanwei is required to appropriate certain percentage of its net income to statutory fund i.e. the statutory reserve fund.

Statutory reserve fund

Pursuant to applicable PRC laws and regulations, Guanwei is required to allocate at least 10% of its net income to the statutory reserve fund until such funds reaches 50% of Guanwei’s registered capital. The statutory reserve fund can be utilized upon the approval by the relevant authorities, to offset accumulated losses or to increase registered capital, provided that such fund be maintained at a minimum of 25% of the registered capital.

12	Pension plan

As stipulated by the rules and regulations in the PRC, Guanwei contributes to the national retirement plans for its employees in the PRC.  Guanwei contributes approximately 20% of the basic salaries of its employees, and has no further obligations for the actual payment of pension or post-retirement benefits beyond the annual contributions.  The state-sponsored retirement plans are responsible for the entire pension obligations payable to retired employees.

During the nine months ended September 30, 2009 and 2008, the aggregate contributions of the Group to the aforementioned pension plan were approximately US$83,000 and US$93,000 respectively.

13	Risks, Uncertainties, and concentrations

(i)           Nature of Operations

All of the Group’s operations are conducted in the PRC and are subject to various political, economic, and other risks and uncertainties inherent in this country.  Among other risks, the Group’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

(ii)          Concentration of Credit Risk

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash.

As of September 30, 2009, the Group had cash deposits of US$4 million placed with several banks in the PRC, where there is currently no rule or regulation in place for obligatory insurance of bank accounts. The Group has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

(iii)         Concentration of Suppliers and Restriction of Import Quota

For the nine months ended September 30, 2009 and 2008, 85% and 83% of raw materials was purchased from three major suppliers, respectively.

In the PRC, import of regenerative plastic materials is controlled by import quota. The grant of import quota to the Group is subject to review and approval by the Ministry of Environmental Protection of the PRC annually.  For the nine months ended September 30, 2009 and 2008, the Group obtained an import quota of 24,000 tons of regenerative plastic materials for each respective year (note 14).

(iv)         Foreign Exchange Risk

The Group operates in the PRC and purchases raw materials from overseas suppliers, and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to purchases in, US$ and Euro (“EUR”).  Foreign exchange risk arises from committed and unmatched future commercial transactions, such as confirmed import purchase orders, recognized assets and liabilities in the PRC operations.

The Company has not entered into any hedging transactions in an effort to reduce exposure to foreign exchange risk.

(v)          Dependence of Import Quota from a related company

During the years ended December 31, 2007 and 2008, import of regenerative plastic materials were heavily dependent on the import quota granted by a related company, Fuqing Huan Li Plastics Company Limited or “Huan Li” (note 14).  Although the Group has not experienced difficulties obtaining the import quota from Huan Li in the past, the Group can not guarantee the grant of import quota will be obtained from Huan Li in the future. If the Group fail to obtain the import quota from Huan Li, the Group may have to use domestically supplied plastics wastes for manufacturing.  Domestic plastic wastes are typically poorly sorted, so utilizing the domestic raw materials would increase production costs.

14	Related party transaction

During the nine months ended September 30, 2009 and 2008, the Group imported regenerative plastic materials at a level much more than its granted import quota level by utilizing the quota of Huan Li at nil consideration in each of the respective year. Huan Li is considered to be a related party since Chen Min, a director and shareholder of Guanwei is also the legal representative of Huan Li.